Earnings Results Fourth Quarter 2025 Exhibit 99.3

2 Forward-Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Pinnacle’s use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Pinnacle's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) the anticipated benefits and risks related to the recently completed business combination transaction between Synovus Financial Corp., a Georgia corporation (“Synovus”) and Pinnacle Financial Partners, Inc., a Tennessee corporation (“Legacy Pinnacle”), including the risk that the cost savings and revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, the risk that the integration of Legacy Pinnacle’s and Synovus’ respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, and risks related to management and oversight of the expanded business and operations of the combined company; (2) loan growth and loan mix; (3) deposit growth and mix; (4) net interest income and net interest margin; (5) revenue growth, including growth attributable to the company's investment in Bankers Healthcare Group ("BHG"); (6) non-interest expense; (7) credit trends and key credit performance metrics; (8) our future operating and financial performance; (9) our strategy and initiatives for future revenue growth, balance sheet optimization, capital management, and expense management; (10) our effective tax rate; (11) our capital position; and (12) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Pinnacle to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Pinnacle's ability to control or predict. These forward-looking statements are based upon information presently known to Pinnacle's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Pinnacle's periodic filings with the Securities and Exchange Commission, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

3 Use of Legacy Pinnacle Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted total revenue taxable equivalent (TE); adjusted non-interest expense; adjusted tangible efficiency ratio; tangible common equity ratio; tangible book value per common share; and adjusted pre-provision net revenue (PPNR). The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total revenue; total non-interest expense; efficiency ratio-TE; total shareholders' equity to total assets ratio; book value per common share; and PPNR, respectively. Management believes that these non-GAAP financial measures provide meaningful additional information about Pinnacle to assist management and investors in evaluating Pinnacle's operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Pinnacle's performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and adjusted total revenue TE are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on nonqualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by stakeholders to assess our capital position. Tangible book value per common share is used by stakeholders to assess our financial stability and value. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Pinnacle's control, or cannot be reasonably predicted. For the same reasons, Pinnacle's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

4 Use of Synovus Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted total revenue taxable equivalent (TE); adjusted non-interest expense; adjusted tangible efficiency ratio; tangible common equity ratio; tangible book value per common share; and adjusted pre-provision net revenue (PPNR). The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total revenue; total non-interest expense; efficiency ratio-TE; total shareholders' equity to total assets ratio; book value per common share; and PPNR, respectively. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and adjusted total revenue TE are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on nonqualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by stakeholders to assess our capital position. Tangible book value per common share is used by stakeholders to assess our financial stability and value. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Synovus' control, or cannot be reasonably predicted. For the same reasons, Synovus' management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

5 Pinnacle Financial Partners • Highly Successful Operating and Recruiting Model That Generates Above-Peer Revenue, EPS and TBV Growth • One of the Most Economically Vibrant Footprints in the Banking Industry • Regional Bank Employer of Choice with Industry- Leading Client Service • Healthy Capital Generation Provides Strong Balance Sheet Growth and Capital Return Opportunities • Significant, Multi-Year Investments and Expertise Prepare PNFP Well for LFI Standards PNFP footprint population projected to grow ~2x faster than national average(1) (1) Source S&P Capital IQ Pro

# Legacy Pinnacle and Synovus Both Delivered in 2025

Pinnacle FINANCIAL PARTNERS

| | Excited Team Members | Engaged Clients | Enriched Shareholders |
|---|---|---|---|
| Pinnacle 2025 | **#4** Best Bank to Work For — American Banker | **#1** Crisil Coalition Greenwich by S&P Global — Net Promoter Score(1) | **+35% / +22%** 2025 YoY GAAP/ Adjusted EPS Growth(2) |
| Synovus 2025 | **4.2/5.0** #1 Employer of Choice in Our Markets — Glassdoor | **#3** Crisil Coalition Greenwich by S&P Global — Net Promoter Score(1) | **+76% / +28%** 2025 YoY GAAP/ Adjusted EPS Growth(2) |

(1) Source: Coalition Greenwich Voice of Client – 2025 US Commercial Banking Study ($1-$500MM – Q3 2025 - Banking); Pinnacle NPS score (82) is #1 in its legacy footprint compared to the 8 largest banks by lead relationship share among businesses with $1-$500MM in revenue, while Synovus NPS score (60) is #3 in the legacy Synovus footprint compared to the 8 largest banks by lead relationship share among businesses with $1-$500MM in revenue; (2) Non-GAAP financial measure; see appendix for applicable reconciliation

6

Our Focus is Unchanged
(Legacy Pinnacle Information)



Reported Revenue, in Millions
CAGR: 11%
$750
$500
$250
$—
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25



Diluted Reported EPS
CAGR: 6%
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25



Book Value Per Common Share
CAGR: 7%
$95
$90
$85
$80
$75
$70
$65
$60
$55
$50
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25



Adjusted Revenue, in Millions(1)
CAGR: 12%
$750
$500
$250
$—
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25



Diluted Adjusted EPS(1)
CAGR: 7%
$2.50
$2.00
$1.50
$1.00
$0.50
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25



Tangible Book Value Per Share(1)
CAGR: 11%
$65
$60
$55
$50
$45
$40
$35
$30
$25
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

(1) Non-GAAP financial measures; see appendix for applicable reconciliations

7

8 Period End Core Deposits, in Billions 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $— $10 $20 $30 $40 $50 NPAs/Loans + ORE 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 —% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% Past Due Loans/Total Loans 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 —% 0.05% 0.10% 0.15% 0.20% 0.25% NCOs/Average Loans 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% Classified Asset Ratio 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 —% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Period End Loans, in Billions 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $— $10 $20 $30 $40 $50 CAGR: 11% CAGR: 11% (1) Core deposits are non-interest-bearing deposits, interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits; the future core deposit definition will conform to legacy Synovus' definition which includes client time deposits >$250,000 Our Focus is Unchanged (Legacy Pinnacle Information) (1)

9 Question: How likely are you to recommend (Lead Provider) to a friend or colleague using a scale of 0-10 where "0" means Not At All Likely and "10" means Extremely Likely? Which bank or financial service provider do you consider your company's single most important or lead provider of banking services? Source: Coalition Greenwich Voice of Client – 2025 US Commercial Banking Study (Pinnacle/Synovus – Extended Combined Footprint (AL, DC, FL, GA, KY, NC, SC, TN, & VA - $1-500MM – Q3 2025 YTD - Banking). Net Promoter Score vs. Market Share Our Greatest Opportunity Large Market Share Banks –

10 Distributed accountability across teams Empowerment and collaboration at all levels People First Culture Geographic-Led Model Regional leadership driving growth Specialty businesses supporting and aiding expansion Corporate-Wide Incentive Plans Focused on achieving Revenue and EPS targets Alignment of rewards with performance outcomes Outsized Hiring of Revenue Producers Aggressive recruitment of top talent Strengthening front-line capabilities Risk Management Prudent client selection and credit risk management Compliance and adoption of risk framework to match size and complexity Reducing Bureaucracy Streamlined processes for ease of doing business Removing unnecessary layers for faster decisions Speed of Execution Rapid action supporting front-line and credit Prioritizing agility and responsiveness Performance Measurement and Analysis Technology and Solutions Modernization Data-driven insights for accountability Continuous improvement through metrics Upgrading platforms for efficiency Driving innovation and customer-centric solutions What Will Remain Intact

11 What Won't Happen Pinnacle Won't Become Another “Big Bank” Pinnacle Won't Lose Its “Secret Sauce” Our growth enables big-bank capabilities: advanced technology, a broader range of products, deeper capital strength, and the ability to serve clients wherever they are But what truly sets us apart is our small-bank heart: local decision-making, personal relationships, and a culture that puts people first Our Focus is not changing – it is on accelerated hiring, distinctive service and effective advice, it is about relationships over transactions, people over processes, and a war on bureaucracy Growth gives us resources, but culture gives us relevance...we will never trade one for the other SCALE WITH A SOUL A FINANCIAL SERVICES FIRM THAT JUST DOESN'T COMPETE - IT LEADS. NOT BECAUSE OF SIZE, BUT DUE TO FOCUS

Financial Highlights

13 Income Statement Summary (GAAP) ($ in thousands, except per share data) 4Q25 % Change QoQ % Change YoY Net Interest Income $407,435 3% 12% Provision for Credit Losses $34,101 7% 15% Non-Interest Revenue $134,769 (9)% 21% Total Revenue $542,204 (1)% 14% Non-Interest Expense $302,656 0% 16% Pre-Provision Net Revenue $239,548 (1)% 12% Net Income Available to Common Shareholders $165,983 (2)% 13% Diluted EPS $2.13 (3)% 12% (1) Non-GAAP financial measures; see appendix for applicable reconciliations; (2) TE - Taxable Equivalent Legacy Pinnacle's Fourth Quarter 2025 Financial Highlights Income Statement Summary (Adjusted)(1) ($ in thousands, except per share data) 4Q25 % Change QoQ % Change YoY Net Interest Income (TE)(2) $424,589 3% 13% Provision for Credit Losses $34,101 7% 15% Adjusted Non-Interest Revenue $138,868 (6)% 25% Adjusted Total Revenue (TE)(2) $563,457 1% 16% Adjusted Non-Interest Expense $295,871 0% 13% Adjusted Pre-Provision Net Revenue (TE)(2) $267,586 1% 19% Adjusted Net Income Available to Common Shareholders $174,146 (1)% 18% Adjusted Diluted EPS $2.24 (1)% 18%

14 Period-End Balance Sheet Growth ($ in millions) 4Q25 % Change QoQ % Change YoY Loans $39,154 3% 10% Deposits $47,397 4% 11% Core Deposits(1) $41,928 3% 10% Non-Interest Bearing Deposits $9,047 1% 11% (1) Core deposits are non-interest-bearing deposits, interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits; the future core deposit definition will conform to legacy Synovus' definition which includes client time deposits >$250,000; (2) Annualized; (3) Non-GAAP financial measure; see appendix for applicable reconciliation; (4) TE - Taxable equivalent; (5) 4Q25 capital ratios are preliminary Legacy Pinnacle's Fourth Quarter 2025 Financial Highlights Profitability Metrics 4Q25 3Q25 4Q24 ROAA(2) 1.16% 1.22% 1.15% Adjusted ROAA(2)(3) 1.22% 1.26% 1.15% ROCE(2) 9.76% 10.33% 9.48% ROTCE(2)(3) 13.50% 14.49% 13.58% Adjusted ROTCE(2)(3) 14.17% 15.00% 13.57% Net Interest Margin(2) 3.27% 3.26% 3.22% Efficiency Ratio - TE(4) 54.11% 54.13% 53.73% Adjusted Efficiency Ratio(3) 52.51% 52.72% 53.75% Credit & Capital Metrics 4Q25 3Q25 4Q24 NCOs/Average Loans(2) 0.28% 0.18% 0.24% NPLs/Loans 0.34% 0.39% 0.42% Allowance for Credit Losses % 1.13% 1.15% 1.17% CET1 Ratio(5) 10.88% 10.83% 10.80%

15 Income Statement Summary (GAAP) ($ in thousands, except per share data) 2025 % Change YoY Net Interest Income $1,548,261 13% Provision for Credit Losses $107,245 (11)% Non-Interest Revenue $506,590 37% Total Revenue $2,054,851 18% Non-Interest Expense $1,167,728 13% Pre-Provision Net Revenue $887,123 26% Net Income Available to Common Shareholders $626,673 36% Diluted EPS $8.07 35% (1) Non-GAAP financial measures; see appendix for applicable reconciliations; (2) TE - Taxable Equivalent Legacy Pinnacle's 2025 Financial Highlights Income Statement Summary (Adjusted)(1) ($ in thousands, except per share data) 2025 % Change YoY Net Interest Income (TE)(2) $1,606,967 14% Provision for Credit Losses $107,245 (11)% Adjusted Non-Interest Revenue $523,201 21% Adjusted Total Revenue (TE)(2) $2,130,168 16% Adjusted Non-Interest Expense $1,152,875 15% Adjusted Pre-Provision Net Revenue (TE)(2) $977,293 16% Adjusted Net Income Available to Common Shareholders $650,271 22% Adjusted Diluted EPS $8.37 22%

16 Period-End Balance Sheet Growth ($ in millions) 2025 % Change YoY Loans $39,154 10% Deposits $47,397 11% Core Deposits(1) $41,928 10% Non-Interest Bearing Deposits $9,047 11% Legacy Pinnacle's 2025 Financial Highlights Profitability Metrics 2025 2024 ROAA 1.15% 0.93% Adjusted ROAA(2) 1.19% 1.08% ROCE 9.66% 7.66% ROTCE(2) 13.58% 11.12% Adjusted ROTCE(2) 14.09% 12.86% Net Interest Margin 3.24% 3.16% Efficiency Ratio - TE(3) 55.25% 58.00% Adjusted Efficiency Ratio(2) 54.12% 54.17% Credit & Capital Metrics 2025 2024 NCOs/Average Loans 0.21% 0.23% NPLs/Loans 0.34% 0.42% Allowance for Credit Losses % 1.13% 1.17% CET1 Ratio(4) 10.88% 10.80% (1) Core deposits are non-interest-bearing deposits, interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits; the future core deposit definition will conform to legacy Synovus' definition which includes client time deposits >$250,000; (2) Non-GAAP financial measure; see appendix for applicable reconciliation; (3) TE - Taxable equivalent; (4) 4Q25 capital ratios are preliminary

17 Income Statement Summary (GAAP) ($ in thousands, except per share data) 4Q25 % Change QoQ % Change YoY Net Interest Income $484,577 2% 7% Provision for Credit Losses $33,015 52% 0% Non-Interest Revenue $145,094 3% 16% Total Revenue $629,671 2% 8% Non-Interest Expense $349,594 0% 13% Pre-Provision Net Revenue $280,077 5% 3% Net Income Available to Common Shareholders $171,054 (8)% (4)% Diluted EPS $1.22 (8)% (2)% (1) Non-GAAP financial measures; see appendix for applicable reconciliations; (2) TE - Taxable Equivalent Synovus' Fourth Quarter 2025 Financial Highlights Income Statement Summary (Adjusted)(1) ($ in thousands, except per share data) 4Q25 % Change QoQ % Change YoY Net Interest Income (TE)(2) $486,209 2% 7% Provision for Credit Losses $33,015 52% 0% Adjusted Non-Interest Revenue $144,250 6% 16% Adjusted Total Revenue (TE)(2) $630,459 3% 9% Adjusted Non-Interest Expense $325,981 2% 5% Adjusted Pre-Provision Net Revenue $304,478 4% 12% Adjusted Net Income Available to Common Shareholders $202,551 (1)% 14% Adjusted Diluted EPS $1.45 (1)% 16%

18 Period-End Balance Sheet Growth ($ in millions) 4Q25 % Change QoQ % Change YoY Loans $44,626 2% 5% Deposits $51,324 3% 0% Core Deposits(1) $45,872 2% (1)% Non-Interest Bearing Deposits $11,202 1% (3)% (1) Excludes brokered; (2) Annualized; (3) Non-GAAP financial measure; see appendix for applicable reconciliation; (4) TE - Taxable equivalent;; (5) 4Q25 capital ratios are preliminary Synovus' Fourth Quarter 2025 Financial Highlights Profitability Metrics 4Q25 3Q25 4Q24 ROAA(2) 1.18% 1.30% 1.25% Adjusted ROAA(2)(3) 1.39% 1.42% 1.25% ROCE(2) 12.62% 14.36% 14.75% ROTCE(2)(3) 14.09% 16.11% 16.72% Adjusted ROTCE(2)(3) 16.66% 17.69% 16.67% Net Interest Margin(2) 3.45% 3.41% 3.28% Efficiency Ratio - TE(4) 55.38% 56.51% 53.15% Adjusted Efficiency Ratio(3) 51.29% 51.83% 52.69% Credit & Capital Metrics 4Q25 3Q25 4Q24 NCOs/Average Loans(2) 0.22% 0.14% 0.26% NPLs/Loans 0.57% 0.48% 0.73% Allowance for Credit Losses % 1.19% 1.19% 1.27% CET1 Ratio(5) 11.28% 11.22% 10.84%

19 Income Statement Summary (GAAP) ($ in thousands, except per share data) 2025 % Change YoY Net Interest Income $1,873,217 7% Provision for Credit Losses $68,871 (50)% Non-Interest Revenue $536,392 124% Total Revenue $2,409,609 21% Non-Interest Expense $1,322,058 6% Pre-Provision Net Revenue $1,087,551 47% Net Income Available to Common Shareholders $746,655 70% Diluted EPS $5.33 76% (1) Non-GAAP financial measures; see appendix for applicable reconciliations; (2) TE - Taxable Equivalent Synovus' 2025 Financial Highlights Income Statement Summary (Adjusted)(1) ($ in thousands, except per share data) 2025 % Change YoY Net Interest Income (TE)(2) $1,879,824 7% Provision for Credit Losses $68,871 (50)% Adjusted Non-Interest Revenue $528,755 8% Adjusted Total Revenue (TE)(2) $2,408,579 7% Adjusted Non-Interest Expense $1,266,493 3% Adjusted Pre-Provision Net Revenue $1,142,086 13% Adjusted Net Income Available to Common Shareholders $797,235 24% Adjusted Diluted EPS $5.69 28%

20 Period-End Balance Sheet Growth ($ in millions) 2025 % Change YoY Loans $44,626 5% Deposits $51,324 0% Core Deposits(1) $45,872 (1)% Non-Interest Bearing Deposits $11,202 (3)% Synovus' 2025 Financial Highlights Profitability Metrics 2025 2024 ROAA 1.31% 0.81% Adjusted ROAA(2) 1.40% 1.15% ROCE 14.73% 9.50% ROTCE(2) 16.55% 10.91% Adjusted ROTCE(2) 17.66% 15.84% Net Interest Margin 3.39% 3.19% Efficiency Ratio - TE(3) 54.72% 62.54% Adjusted Efficiency Ratio(2) 52.15% 54.33% Credit & Capital Metrics 2025 2024 NCOs/Average Loans 0.18% 0.31% NPLs/Loans 0.57% 0.73% Allowance for Credit Losses % 1.19% 1.27% CET1 Ratio(4) 11.28% 10.84% (1) Excludes brokered; (2) Non-GAAP financial measure; see appendix for applicable reconciliation; (3) TE - Taxable equivalent; (4) 4Q25 capital ratios are preliminary

2026 Outlook

22 Our Incentives Are Aligned Determinants of Short-Term Incentives Determinants of Long-Term Incentives Adjusted Revenue(1) Growth Adjusted EPS(1) Growth Adjusted Return on Tangible Common Equity(1) Tangible Book Value(1) Growth Internal Goal Setting 2026 Guidance Aligned with Internal Goal Setting and External Benchmarking (1) Non-GAAP financial measure; see cautionary language on slides 3 and 4 and appendix for applicable reconciliation Total Shareholder Return

# Estimated Closing Vs. Announcement Merger Details

| | Estimates at Announcement | Current Estimate |
|---|---|---|
| *Non-Interest Expense Synergies*[(1)] | $250MM | No change |
| *Non-Interest Expense Synergies Timing*[(1)] | 50% in 2026, 75% in 2027, 100% in 2028 | 40% in 2026, 75% in 2027, 100% in 2028 |
| *Merger-Related Expense*[(2)] | $720MM inclusive of LFI expense | No material change[(2)] |
| *Operational Conversion Date* | First Quarter 2027 | March 2027 |
| *CET1 Ratio at March 31, 2026* | ~9.8% | ~10.0% |
| *Loan Mark / Year 1 PAA*[(3)(4)(5)] | $874MM / $159MM | ~$800MM / $90MM- $110MM[(4)(5)] |
| *Securities Mark / Year 1 PAA*[(3)] | $946MM / $115MM | $813MM/1Q26 repositioning captures market yields while eliminating 98% of securities-related PAA |
| *Wealth Intangible / Year 1 Amortization* | $197MM / $20MM | No material change |
| *Fixed Assets Write Up / Year 1 Incremental Depreciation* | $237MM / $16MM | No material change |
| *Core Deposit Intangible / Year 1 Amortization* | $1.023B / $186MM | ~$825MM / ~$150MM |
| *Time Deposit Mark / Year 1 PAA*[(3)] | $4MM / Full Accretion Year 1 | No material change |
| *Gross Credit Mark on Synovus Loans*[(5)] | $483MM or 1.1% of SNV gross loans at 6/30/25 | No material change |

*(1) $250 MM of expense synergies are net of dyssynergies (e.g., LFI costs); synergy timing represents in-year savings for 2026, 2027 and 2028; (2) In addition to the $720MM of merger-related expense which should be recognized through 2027, ~$68MM of expense will be recognized in 1Q26 associated with outstanding legacy PNFP single trigger equity awards; (3) PAA - Purchase Accounting Accretion; (4) Lower Year 1 accretion relative to the estimate at announcement is a result of a lower loan mark as well as a shift in the estimate of the mark to longer duration loans; (5) Loan mark and Year 1 accretion estimate includes the impact of the elimination of deferred loan fees/costs in purchase accounting. There will be no credit PAA, as PNFP is electing the new accounting provision that does not require the historical double count*

23

# 2026 Outlook

| | 2026 Outlook | Notes |
|---|---|---|
| Period-End Loans | $91.0B - $93.0B | • *Supported by revenue producer hiring, specialty lines and legacy market growth*<br>• *Represents 9%-11% loan growth (excluding the Day 1 purchase accounting loan mark)* |
| Period-End Deposits | $106.5B - $108.5B | • *Supported by revenue producer hiring, specialty lines and legacy market growth*<br>• *Represents relatively stable deposit mix*<br>• *Growth should accelerate throughout the year as seasonal benefits and integration momentum support 2H26 growth* |
| Adjusted Revenue(1) | $5.00B - $5.20B | • *Assumes NIM range of 3.45% - 3.55% in 2026, inclusive of PAA*<br>• *Assumes two 25-basis point Fed Funds cuts in 2026*<br>• *Assumes adjusted non-interest revenue(1) of $1.10B - $1.15B*<br>• *Assumes BHG investment revenue of $125MM - $135MM* |
| Adjusted Non-Interest Expense(1) | $2.675B - $2.775B | • *Includes ~$175MM of estimated total intangible amortization in 2026 (net of amortization eliminated in purchase accounting)*<br>• *Assumes 40% of $250MM net cost savings realized in 2026*<br>• *Inclusive of merger synergies, adjusted NIE(1) is expected to be relatively stable QoQ in 2Q26, 3Q26 and 4Q26 versus 1Q26*<br>• *Includes ~$10MM of annual expense that historically was recorded as contra-revenue by Synovus*<br>• *Upper end of expense range aligned with top end of revenue range* |
| Adjusted Effective Tax Rate | 20% - 21% | • *ETR is based on earnings adjusted for merger-related costs*<br>• *Assumes similar mix of historical tax credits and tax-exempt income* |
| NCOs/ Average Loans | 0.20% - 0.25% | • *Assumes relatively stable economic environment*<br>• *1Q26E NCOs are likely to be similar to combined company 4Q25 NCOs* |
| CET1 Ratio | 10.25% - 10.75% | • *Near-term focus on capital accretion and prioritizing capital deployment via organic growth*<br>• *Incorporates increase in Common Dividend to $0.50/share per quarter (starting in 1Q26)* |

*(1) Non-GAAP financial measure; see cautionary language on slides 3 and 4 and appendix for applicable reconciliation*

24

# 2026E Balance Sheet Growth Attribution

Pinnacle FINANCIAL PARTNERS

## Loan Growth Drivers


35%
35%
30%

*Specialty Businesses*

Broad-based contribution from legacy SNV and Pinnacle specialty businesses[1]

*Legacy Markets/ Revenue Producers*

Growth from longer tenured revenue producers / established markets

*Recent Revenue-Producing Hires*

Growth from hires made within the last 3 years

## Deposit Growth Drivers


25%
75%

*Legacy Markets/ Revenue Producers*

Growth from longer-tenured revenue producers, supported by market-based specialty lines

*Revenue-Producing Hires*

Growth from hires made within the last 3 years

*(1) Meaningful contributors include Structured Lending, Franchise Finance, Corporate & Investment Banking, Music Sports & Entertainment, Equipment Finance, Dealer Finance, Specialty Commercial Real Estate, and Solar Finance*

25

# Estimated Common Equity Tier 1 Ratio at March 31, 2026



~11.1%
Combined PNFP & SNV CET1 Ratio(1)
~ -1.1%
Day 1 Marks & Valuation
0.3%-0.4%
1Q26 Core EPS
~ -0.2%
1Q26 Merger Expense
~ -0.2%
Loan Growth
+/- 0.1%
Dividend & Other
~10.0%
Pro Forma PNFP CET1 Ratio
Expected to be finalized in March 2026; includes valuation marks, goodwill impacts, DTA/DTL, etc.
Consistent with 2026 guidance
12/31/25
3/31/26

(1) 12/31/25 CET1 Ratio based on preliminary estimates for each of legacy Pinnacle and Synovus; does not represent an official reported regulatory ratio; Note: CET1 change attribution is illustrative and is based on preliminary estimates and projections, as of January 15, 2026

26

27 230 217 250 275 161 134 69 83 Legacy PNFP Legacy SNV New PNFP 2024A 2025A 2026E 2027E Revenue Producer Hiring Should Remain Outsized *Record Year for PNFP hiring model 225-250 250-275

28 Estimated Revenue Synergies of $100MM - $130MM Note: Relationship Expansion, Capital Markets, Specialty Expertise and Treasury Capabilities information reflects 2025 PNFP and SNV Expected To Be Realized Over the Next 2-3 Years

29 Merger-Related Expense Synergies 2026 Priorities Strong Period-End Loan and Core Deposit Growth Balanced Loan and Deposit Growth New Deposit and Loan Processes and Systems Cross-organizational initiative to define new state processes New Client Onboarding Onboarding high-impact clients on end-state platform Revenue Synergies and Optimization Efforts Cross-pollination and delivery of best of both bank strengths Realize 40% of Expense Synergies Tech and Product Conversion Preparation Plan and prepare for CD1, with product and tech mapping

Appendix

Legacy Pinnacle Standalone Fourth Quarter 2025 Supplemental Information

32 Market Share Gains Continue to Drive Loan Growth (1) Excludes leases, credit cards and loans HFS; loan yields exclude tax equivalent income adjustments; loan yields consider contractual floors for individual loans but exclude the impact of other loan interest rate derivative products Fixed Rate Loan Maturities/Cash Flow ($ in millions) 5.12% 4.99% 4.94% 4.89% 4.82% 4.76% FX Loan CFLW Mat Rate 1Q26 2Q26 3Q26 4Q26 1Q27 2Q27 $0 $400 $800 $1,200 4.50% 4.80% 5.10% 5.40% Loan Yields Average Loan Growth and Yields ($ in millions) $2 2, 52 5 $2 2, 84 8 $2 3, 18 0 $2 2, 98 6 $2 3, 22 6 $2 3, 84 9 $2 5, 39 7 $2 7, 02 1 $2 8, 40 2 $2 9, 63 4 $3 0, 88 2 $3 1, 53 0 $3 2, 37 2 $3 3, 04 2 $3 3, 51 7 $3 4, 08 2 $3 4, 98 1 $3 6, 04 2 $3 6, 96 8 $3 7, 69 3 $3 8, 65 7 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% • Period-end loans increased 3% QoQ in 4Q25 compared to 2% in 3Q25 • C&I growth remained strong at 5% QoQ compared to 4% in 3Q25; other loans, including commercial real estate loans, increased 2% QoQ • 4Q25 loan origination rates remained well above current portfolio yields Highlights Average Loans Yield

33 Highlights • Period-end deposits, excluding brokered, increased 3% QoQ • Period-end noninterest-bearing deposits increased 1% QoQ to 19% of total deposits • Declining rate deposit betas continue to match levels seen during rising rates while variable-rate loan beta improved due to rate cut/repricing timing; negative fixed-rate loan beta remains a positive NIM tailwind Deposit Growth Remains a Key Focus Sept. 30, 2025 EOP Rates Sept. 30, 2025 % of Totals Dec. 31, 2025 EOP Rates Dec. 31, 2025 % of Totals Noninterest bearing --- 20% --- 19% Interest-bearing: Rate sheet 0.77% 13% 0.64% 12% Negotiated 2.80% 3% 2.39% 4% Indexed 3.45% 54% 3.04% 54% CDs 3.70% 10% 3.63% 11% Total IBD 3.03% 80% 2.73% 81% Total Deposits 2.43% 100% 2.21% 100% Cumulative Betas (EOP rate comparisons) “Up Rate Cycle” Dec. 31, 2021 - Sept. 18, 2024 “Down Rate Cycle” Sept. 18, 2024 - Dec. 31, 2025 Fed funds effective rate, at EOP 0.08% to 5.33% 5.33% to 3.64% Variable Rate Loans 85% 75% Fixed Rate Loans 15% (19)% Total Loans 59% 42% Int Checking, Savings, Money Market 69% 71% Time Deposits 75% 44% Total Interest-Bearing Deposits 70% 67% Total Deposits 56% 53% Average Deposit Growth ($ in millions) $2 7, 19 3 $2 7, 62 1 $2 8, 01 4 $2 8, 74 0 $3 0, 03 4 $3 1, 53 9 $3 1, 48 4 $3 3, 10 8 $3 4, 17 7 $3 5, 29 2 $3 6, 35 6 $3 8, 07 8 $3 8, 51 6 $3 8, 99 6 $3 9, 45 4 $4 0, 10 1 $4 1, 68 2 $4 3, 01 9 $4 4, 23 4 $4 5, 47 9 $4 6, 65 8 Avg. Deposits Cost of Deposits 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $10,000 $20,000 $30,000 $40,000 $50,000 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00%

34 Loan Growth and Higher NIM Drive Strong NII Growth Net Interest Income & Net Interest Margin ($ in millions) NII NIM 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $175 $200 $225 $250 $275 $300 $325 $350 $375 $400 2.75% 3.00% 3.25% 3.50% 3.75% Quarterly Average Securities ($ in millions) Avg. Securities Yield 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 $3,500 $4,000 $4,500 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 $8,000 $8,500 $9,000 $9,500 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% • Net interest income grew 3% QoQ on solid earning asset growth and modest NIM expansion • Net interest margin expanded 1 bp to 3.27% Highlights

# Non-Interest Revenue Growth Remains Strong

Pinnacle FINANCIAL PARTNERS

## Highlights

- Wealth management fee categories collectively increased 18% year over year
- Service charges jumped 9% from 3Q25 and 23% year over year
- BHG-related income of $31MM was in line with expectations communicated in October and grew sharply year over year

| *($ in Thousands)* | 4Q25 | 3Q25 | 4Q24 | *Linked-Quarter Annualized Growth %* | *Year-over-Year Growth %* |
|---|---|---|---|---|---|
| Service charges | $ 18,720 | $ 18,290 | $ 15,175 | *9%* | *23%* |
| Investment services | 22,340 | 23,910 | 19,233 | *(26)%* | *16%* |
| Insurance commissions | 3,142 | 4,016 | 2,900 | *(87)%* | *8%* |
| Gains on mortgage loans sold, net | 1,347 | 1,828 | 2,344 | *(>100%)* | *(43)%* |
| Gains (losses) on sales of investment securities, net | (4,099) | — | 249 | *NM* | *(>100%)* |
| Trust fees | 11,415 | 10,316 | 9,098 | *43%* | *25%* |
| Income from equity method investment (BHG) | 31,297 | 40,614 | 12,070 | *(92)%* | *>100%* |
| Gains on sale of fixed assets | 142 | — | 38 | *NM* | *>100%* |
| Other: | | | | | |
| Interchange and other consumer fees | 22,706 | 20,031 | 19,731 | *53%* | *15%* |
| Bank-owned life insurance | 12,208 | 12,011 | 9,830 | *7%* | *24%* |
| Loan swap fees | 2,397 | 2,544 | 3,112 | *(23)%* | *(23)%* |
| SBA loans sales | 152 | 1,384 | 870 | *(>100%)* | *(83)%* |
| Income from other equity investments | 4,210 | 4,401 | 4,737 | *(17)%* | *(11)%* |
| Other | 8,792 | 8,593 | 12,158 | *9%* | *(28)%* |
| Total noninterest income | $ 134,769 | $ 147,938 | $ 111,545 | *(36)%* | *21%* |
| Non-interest income/Average Assets | 0.94 % | 1.06 % | 0.87 % | *(45)%* | *8%* |
| Adjusted non-interest revenue[(1)] | $ 138,868 | $ 147,938 | $ 111,296 | *(25)%* | *25%* |
| *Adjusted non-interest revenue[(1)]/Total Avg. Assets* | *0.97 %* | *1.06 %* | *0.87 %* | *(34)%* | *11%* |

*(1) Adjusted non-interest revenue is a non-GAAP financial measure that excludes gains and losses on sales of investment securities. Non-GAAP financial measures; see appendix for applicable reconciliations*

35

# Non-Interest Expense Impacted by Hiring Model

Pinnacle FINANCIAL PARTNERS

## Highlights

- Personnel costs reflect the impact of increased headcount and merit raises since January 1, 2025
- Cash incentives in 4Q25 reflect the resetting of estimated incentive payouts for 2025. Cash incentive expense is adjusted each quarter to reflect the anticipated payout percentage for the annual cash incentive plan. In 4Q25, we accrued incentives at 125% of target.
- Merger-related charges incurred in 2H25 were $21.7MM

| ($ in Thousands) | 4Q25 | 3Q25 | 4Q24 | Linked-Quarter Annualized Growth % | Year-over-Year Growth % |
|---|---|---|---|---|---|
| Salaries and commissions | $ 118,333 | $ 115,864 | $ 105,265 | 9% | 12% |
| Cash and equity incentives | 37,332 | 45,483 | 36,609 | (72)% | 2% |
| Employee benefits and other | 25,430 | 25,654 | 22,796 | (3)% | 12% |
| Total personnel costs | $ 181,095 | $ 187,001 | $ 164,670 | (13)% | 10% |
| Equipment and occupancy | 52,167 | 48,910 | 42,756 | 27% | 22% |
| Other real estate, net | 346 | 146 | 58 | >100% | >100% |
| Marketing and other business development | 12,011 | 7,902 | 8,168 | >100% | 47% |
| Postage and supplies | 3,269 | 3,401 | 3,178 | (16)% | 3% |
| Amortization of intangibles | 1,393 | 1,398 | 1,544 | (1)% | (10)% |
| Merger-related expenses | 13,939 | 7,727 | — | >100% | NM |
| Other noninterest expense: | | | | | |
| Deposit related expense | 9,796 | 18,721 | 16,015 | >(100)% | (39)% |
| Lending related expense | 18,194 | 16,909 | 16,639 | 30% | 9% |
| Wealth management expense | 1,060 | 1,039 | 880 | 8% | 20% |
| Other noninterest expense | 9,386 | 9,985 | 7,989 | (24)% | 17% |
| Total other noninterest expense | $ 38,436 | $ 46,654 | $ 41,523 | (70)% | (7)% |
| Total noninterest expense | $ 302,656 | $ 303,139 | $ 261,897 | (1)% | 16% |
| Efficiency ratio | 55.82 % | 55.64 % | 55.10 % | 1% | 1% |
| Noninterest expense/Total average assets | 2.12 % | 2.18 % | 2.04 % | (11)% | 4% |
| *Adjusted non-interest expense[(1)]* | *$ 295,871* | *$ 295,266* | *$ 261,839* | 1% | 13% |
| *Adjusted efficiency ratio[(2)]* | *54.16 %* | *54.20 %* | *55.11 %* | 0% | (2)% |
| *Adjusted non-interest expense[(1)]/Avg. assets* | *2.07 %* | *2.12 %* | *2.04 %* | (9)% | 1% |
| *Headcount (FTE)* | *3,709.0* | *3,657.5* | *3,565.5* | 6% | 4% |

*(1) Adjusted noninterest expense is a non-GAAP financial measure that excludes the impact of ORE expense (income), the FDIC special assessment and merger-related expenses; (2) Adjusted efficiency ratio is a non-GAAP financial measure that excludes the impact of ORE expense (income), the FDIC special assessment, gains and losses on sales of investment securities and merger-related expenses. Non-GAAP financial measures; see appendix for applicable reconciliations*

36

37 • NCOs were 0.28% in 4Q25 • 63% of NCOs in 4Q25 were from a single non-owner occupied CRE credit charge- off totaling $16.9MM • NPAs declined QoQ to 0.36% in 4Q25 Credit Performance Remains Healthy NCOs/Average Loans 0.14% 0.17% 0.17% 0.24% 0.28% 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 NPA/Loans & ORE 0.17% 0.16% 0.27% 0.42% 0.36% 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Classified Asset Ratio 4.1% 2.4% 5.2% 3.8% 3.5% 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Potential Problem Loans 0.47% 0.19% 0.39% 0.13% 0.11% 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Past Dues as a % of Total Loans 0.09% 0.15% 0.23% 0.15% 0.14% 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Highlights

# CRE Loan Portfolio

## Highlights

- Continued strong credit quality with minimal past due accruing loans and 98.6% of portfolio graded pass
- Softness in investor demand for NOOCRE[(1)] loans due to evolving market conditions continues to keep new construction starts down
- Strong equity positions in the CRE portfolio help protect against slower stabilization periods

| Key Property Metrics | | | |
|---|---|---|---|
| Property Types | All Properties LTV % | All Properties DSC Ratio | Construction LTC % |
| Multifamily | 49.6% | 1.47 | 64.0% |
| Warehouse | 51.4% | 1.69 | 63.4% |
| Retail | 53.5% | 1.64 | 68.5% |
| Prof. Office | 52.9% | 1.71 | 64.3% |
| Hospitality | 49.3% | 2.04 | 64.2% |



PNFP CRE & Construction
Accruing PD, Classified, and Non-Accruals
0.23%
0.22%
0.22%
0.16%
0.13%
0.16%
0.12%
0.15%
0.12%
0.13%
0.12%
0.20%
0.19%
0.19%
0.18%
0.18%
0.13%
0.12%
0.05%
0.02%
0.01%
0.01%
—%
0.01%
—%
0.01%
0.01%
0.01%
0.01%
0.01%
0.01%
—%
0.01%
0.02%
0.01%
Dec 22
Mar 23
Jun 23
Sep 23
Dec 23
Mar 24
Jun 24
Sep 24
Dec 24
Mar 25
Jun 25
Sep 25
Dec 25
Past Dues (Accruing)
Classified Loans
Non-Accrual



PNFP CRE & Construction
NCO ($ in millions) and NCO %
$15.0
$10.0
$5.0
$—
$(5.0)
—%
(0.01)%
(0.03)%
(0.02)%
(0.02)%
0.07%
0.05%
0.04%
0.11%
—%
—%
0.01%
0.15%
$(0.3)
$(0.3)
$(1.2)
$(0.1)
$(0.4)
$2.0
$1.1
$0.3
$12.6
$—
$0.1
$0.5
Dec 22
Mar 23
Jun 23
Sep 23
Dec 23
Mar 24
Jun 24
Sep 24
Dec 24
Mar 25
Jun 25
Sep 25
Dec 25
NCO ($s)
NCO %

*Note: Values weighted by commitment; LTV = current commitment as of 12/31/25 divided by appraised value from origination or renewal; Metrics represent risk graded loans that cover approximately 98% of CRE & Construction Loans in the property types shown;*
*(1) NOOCRE = Non-owner-occupied commercial real estate*

38

39 NOOCRE/Construction 100/300 Ratio Trends 86% 84% 71% 58% 164% 175% 172% 163% 100% Ratio - Target <70% 300% Ratio - Target <225% 2022 2023 2024 2025 —% 50% 100% 150% 200% 250% 300% CRE Loan Portfolio • Over 91% of NOOCRE Portfolio is in Pinnacle’s attractive Southeastern demographic markets • Reduced construction and land development loans as a percentage of total risk-based capital to 58% in 4Q25 • Remain cautious on 1-4 single family residential guidance lines while open to strategic opportunities in Pinnacle’s newer markets • An elevated cost environment continues to challenge projects’ return on cost and is suppressing overall new development pipelines from historical highs. An active senior debt market combined with limited number of new opportunities has resulted in a highly competitive landscape 4Q25 NOOCRE & Construction Balances/Total Loans 9% 5% 5% 2% 2% 2% 1% 1% Multi fam ily Wareh ous e Ret ail Pro fess iona l Of fice 1-4 Fam ily Hos pita lity Sr. H ous ing & Skil led Nur sing Medic al Offi ce —% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% Highlights

40 4Q25 Multifamily Balances by Property Location 12% 11% 8% 8% 7% 5% 4% 4% 4% 3% Charlotte NC Nashville TN Raleigh NC Atlanta GA Orlando FL Charleston SC Austin TX Knoxville TN Chattanooga TN Huntsville AL —% 2% 4% 6% 8% 10% 12% 14% Multifamily Highlights (DRAFT) (1) Balances include NOOCRE & Construction; (2) Balances include CRE & Construction Multifamily Loan Portfolio Highlights • 95% is located within the PNFP footprint • 47% are MF Construction loans (by commitment): o Average number of units - 300 ($20MM+ Construction) o Typically, 4 & 5-star, garden style apartments o Located in core urban and suburban Southeastern markets with limited amount of central business district projects • Maturities will create a downward draft on CRE balances. The fluctuation of the 10-Yr may slow down potential pay-offs but debt markets continue to be plentiful with attractive refinance structures. • $34.5MM past due balances; 98% of risk rated loans are pass • 18 loans at Dec. 31, 2025 with commitments greater than $40MM; Largest loan balance at Dec. 31, 2025 was $52.6MM Loan Size (by Comm.) Loan Count % of Balances % of Commitments Loan Age (Yrs) Unit Count (Avg) Co ns tr uc ti on Below $1MM 3 0% 0% 0.7 36 $1MM - $5MM 7 0% 0% 1.4 52 $5MM - $10MM 3 1% 1% 2.1 117 $10MM - $20MM 13 3% 5% 1.7 203 $20MM - $40MM 52 24% 36% 1.7 284 Above $40MM 5 4% 5% 2.4 316 Construction Subtotal 83 32% 47% 1.7 253 Te rm Below $1MM 152 2% 1% 6.6 20 $1MM - $5MM 66 4% 3% 5.0 64 $5MM - $10MM 20 4% 3% 4.6 183 $10MM - $20MM 16 6% 5% 4.0 161 $20MM - $40MM 39 35% 28% 4.0 325 Above $40MM 13 17% 13% 3.6 289 Term Subtotal 306 68% 53% 5.5 151 Grand Total 389 100% 100% 4.7 183 4Q25 Multifamily Balances by Maturity Year 7% 4% 14% 26% 50% —% 10% 20% 30% 40% 50% 60% After 2029 2029 2028 2027 2026 (2) (1)

41 4Q25 Warehouse Balances by Property Location 10% 7% 6% 4% 4% 3% 3% 3% 3% 3% Charlotte NC Nashville TN Atlanta GA Asheville NC Spartanburg SC Baltimore MD Greensboro NC Winchester VA Indianapolis IN Cincinnati OH —% 2% 4% 6% 8% 10% 12% Multifamily Highlights (DRAFT)Warehouse Loan Portfolio Highlights • Industrial production primarily focuses on construction opportunities with top-tier development platforms • Conservative loan basis exhibiting an average LTV of 51% and an average LTC of 63% for construction • Maturities will create a downward draft on CRE Balances. The fluctuation of the 10-Yr may slow down potential pay-offs but debt markets continue to be plentiful with attractive refinance structures. • Disciplined underwriting using un-trended rents has offset the increased costs of today’s higher rate environment • $0 past due balances; 99.9% of risk rated loans are pass • 5 loans with commitments greater than $35MM at Dec. 31, 2025. Largest loan balance was $52.3MM at Dec. 31, 2025 Loan Size (by Comm.) Loan Count % of Balances % of Commitments Loan Age (Yrs) Square Feet (Avg) Co ns tr uc ti on Below $1MM 1 0% 0% 3.0 0 $1MM - $5MM 11 1% 1% 1.4 92,251 $5MM - $10MM 5 1% 1% 1.5 138,477 $20MM 22 7% 12% 0.9 183,213 $35MM 27 8% 25% 1.1 417,112 Above $35MM 1 0% 1% 0.5 332,520 Construction Subtotal 67 18% 40% 1.1 273,463 Te rm Below $1MM 171 4% 3% 4.7 30,535 $1MM - $5MM 121 14% 9% 4.7 85,586 $5MM - $10MM 28 11% 7% 3.8 141,642 $20MM 19 12% 9% 3.3 221,370 $35MM 26 33% 26% 3.2 516,764 Above $35MM 4 9% 6% 4.1 799,560 Term Subtotal 369 83% 60% 4.9 131,943 Grand Total 436 100% 100% 4.3 158,814 4Q25 Warehouse Balances by Maturity Year 11% 5% 15% 28% 40% —% 5% 10% 15% 20% 25% 30% 35% 40% 45% After 2029 2029 2028 2027 2026

42 Multifamily Highlights (DRAFT) • 95% of Professional Office CRE properties are in the legacy PNFP footprint. • The concentration in Nashville is primarily due to the participation in the Nashville Yards project (approximately 13% of the 37%). The loan consists of 3 office towers; 2 are 100% leased to investment grade tenants with favorable leases and the third is PNFP’s office and is 70% leased. • Granular office portfolio that represents 2.4% of total loans • Only 9 loans > $20MM ◦ Average commitment of $32.4MM and average balance of $28.9MM ◦ No spec construction, pre-leasing > 50% • Remaining 464 loans have an average outstanding balance of $1.44MM • LTV of 53%, LTC of 64%, Stabilized Occupancy of 90% • $68.7MM past due balances; 97% of risk rated loans are pass • 4 loans with commitments greater than $35MM at Dec. 31, 2025. Largest office loan balance was $44.MM at Dec. 31, 2025. Professional Office Loan Portfolio Highlights Loan Size (by Comm.) Loan Count % of Balances % of Commitments Loan Age (Yrs) Square Feet (Avg) Co ns tr uc ti on Below $1MM 2 0% 0% 7.3 97,014 $1MM - $5MM 3 1% 1% 1.9 89,810 $5MM - $10MM 1 1% 1% 2.3 0 $10MM - $20MM 1 2% 2% 4.3 551,103 $20MM - $35MM 0 0% 0% 0.0 0 Above $35MM 2 7% 8% 5.6 573,114 Construction Subtotal 9 10% 11% 4.2 270,099 Te rm Below $1MM 310 12% 11% 6.4 11,924 $1MM - $5MM 119 29% 28% 5.4 31,664 $5MM - $10MM 15 11% 11% 5.4 64,816 $10MM - $20MM 13 18% 18% 5.1 132,046 $20MM - $35MM 5 13% 13% 5.5 469,101 Above $35MM 2 8% 9% 5.8 511,299 Term Subtotal 464 90% 89% 6.0 44,789 Grand Total 473 100% 100% 6.0 52,459 4Q25 Professional Office Balances by Property Location 37% 12% 6% 6% 6% 5% 3% 3% 3% 2% Nashville TN Raleigh NC Charlotte NC Durham NC Charleston SC Greenville SC Winston- Salem NC Knoxville TN Seattle WA Greensboro NC —% 10% 20% 30% 40% 4Q25 Professional Office Balances by Maturity Year 16% 6% 25% 22% 31% —% 5% 10% 15% 20% 25% 30% 35% After 2029 2029 2028 2027 2026

43 4Q25 Single-Tenant Office LTVs LTV < 60% LTV 60% to 70% LTV 70% to 80% LTV ≥ 80% —% 10.0% 20.0% 30.0% 40.0% 50.0% 4Q25 Multi-Tenant Office LTVs LTV < 60% LTV 60% to 70% LTV 70% to 80% LTV ≥ 80% —% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% Multifamily Highlights (DRAFT)Professional Office Loan Portfolio Highlights Avg Bal: $2.5MM Avg Bal: $5.5MM Avg Bal: $4.0MM Avg Bal: $2.3MM Avg Bal: $2.1MM Avg Bal: $1.6MM Avg Bal: $3.6MM Avg Bal: $14.0MM 4Q25 Professional Office Portfolio by Type 5% 10% 30% 56% Office Condo Mixed Use Office Single Tenant Multi-Tenant

44 Net Charge-Offs by Loan Type Annualized Net Loan Charge Offs by Loan Type 0.10% 0.15% 0.23%0.21% 2022 2023 2024 2025 CRE Construction C&I Consumer RE Consumer and other Total Net Charge Off Rates (0.20)% —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60%

45 • BHG facilitates loans in as little as 3 days from application to funding • A truly diversified funding strategy creates ample liquidity to fund loan originations through: • BHG’s proprietary online auction platform encompassing over 1,700 unique banks historically • Programmatic sponsorship in the ABS market and institutional whole loan sale relationships; Wall Street continues to demand BHG product with recurring ABS issuances dating back to 2020. • BHG distinguishes itself by: • Targeting borrowers through direct mail and other sophisticated marketing techniques using a wide range of proprietary marketing tools • Underwriting applications through proprietary risk models, combining both credit & behavioral data points BHG Financial Overview 2025 Earnings of $240MM ($51MM in 4Q25) Supported by Significant Origination Growth and Solid Credit Performance Earnings Before Taxes ($ in Millions) Origination Volume ($ in Billions) Source: BHG Internal Data $2.8 $4.2 $3.9 $3.7 $6.1 2021 2022 2023 2024 2025 $— $2.0 $4.0 $6.0 $8.0 $241 $295 $181 $130 $240 2021 2022 2023 2024 2025 $— $100 $200 $300 $400

46 Bank Auction Platform Rates • Bank buy rates continued to decrease, demonstrating confidence in BHG credit • Auction platform spreads remain above long-term averages, finishing at 10.8% for 4Q25, highest since 2022 • BHG continues to work with bank partners to optimize risk/return dynamics and facilitate attractive loan economics BHG Credit Quality Continues to Impress Sophisticated credit scoring models produce impressive results BHG Produces Wide Spreads on Bank Auction and Balance Sheet Deals Spreads Above 10% for Off Balance Sheet Bank Network Sales and On Balance Sheet Loans Off Balance Sheet - Borrower Coupon and Bank Buy Rates Blended Portfolio Yield On Balance Sheet & Related on Balance Sheet Funding CostsOn-Balance Sheet Rates • Chart details blended rates for the entire on-balance sheet portfolio at quarter end • Approximately 90% of balance sheet loans are fixed rate placements with locked in spreads approximating 11.1% for 4Q25 Source: BHG Internal Data 17.0% 16.7% 16.7% 16.4% 17.0% 17.3% 17.3% 17.6% 17.2% 17.4% 17.9% 17.9% 7.6% 8.0% 8.6% 8.8% 8.9% 8.6% 8.1% 7.9% 7.7% 7.6% 7.6% 7.1% Borrower Coupon on Loans Sold to Bank Bank Buy Rate 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 —% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% 15.4% 15.3% 15.5% 16.3% 16.3% 15.9% 16.6% 16.8% 17.1% 17.2% 18.0% 17.6% 5.6% 5.9% 6.3% 6.6% 6.7% 6.4% 6.8% 6.6% 6.4% 6.5% 6.7% 6.5% Loan Interest Income Yield Borrowing Rates 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 —% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0%

47 • Committed corporate line of credit with multiple banks • Multiple warehouse facilities with large banks to support short term financing, minimal utilization in recent history • Private secured financing with asset managers and national banks • Since 2020, BHG has regularly sponsored ABS transactions with competitive spread and successful execution • BHG’s proprietary online auction platform encompassing over 1,700 unique Banks historically • Multiple institutional investors acquire loans via the platform on a monthly basis • Purchases are executed at premium pricing, reflecting strong demand and perceived credit quality BHG Credit Quality Continues to Impress Sophisticated credit scoring models produce impressive results BHG Has Diverse, Growing Funding Channels Proactive Management of Placement Channels Continues to Provide Flexibility to BHG’s Platform Source: BHG Internal Data Loan Sales Community Bank Network Securitization Term Loan Financing Bank Warehouses Working Capital Line Loan Placement Channels Credit Facilities

# BHG Financials

| $ in thousands | At Dec 31, 2025 | At Sep 30, 2025 | At Jun 30, 2025 |
|---|---|---|---|
| Cash and Cash Equivalents | 742,324 | 714,889 | 592,500 |
| Loans and Held for Investments | 3,288,213 | 3,000,875 | 2,664,514 |
| Allowance for Loan Losses | (376,051) | (336,132) | (279,136) |
| Loans Held for Sale | 258,777 | 313,917 | 484,730 |
| Premises and Equipment | 65,715 | 66,361 | 67,679 |
| Other Assets | 284,936 | 300,087 | 294,386 |
| **Total Assets** | **$4,263,914** | **$4,059,997** | **$3,824,673** |
| Estimated Loan Substitutions & Prepayments | 708,780 | 643,954 | 624,392 |
| Secured Borrowings | 2,501,914 | 2,385,375 | 2,083,777 |
| Notes Payable | 275,000 | 275,000 | 375,000 |
| Borrower Reimbursable Fee | 130,152 | 137,248 | 144,472 |
| Other Liabilities | 208,000 | 170,350 | 176,690 |
| **Total Liabilities** | **$3,823,846** | **$3,611,928** | **$3,404,331** |
| Equity | 440,068 | 448,069 | 420,342 |
| **Total Liabilities and Stockholders Equity** | **$4,263,914** | **$4,059,997** | **$3,824,673** |
| *Outstanding Loans purchased by Community Banks* | 8,253,506 | 8,134,909 | 7,968,139 |
| ***Soundness Statistics:*** | | | |
| *Cash to Assets* | *17.41 %* | *17.61 %* | *15.49 %* |
| *Equity to Assets* | *10.32 %* | *11.04 %* | *10.99 %* |
| *Est. loan subs & prepay as % of Loans at Other Banks* | *8.59 %* | *7.92 %* | *7.84 %* |
| *Allowance to Loans Held for Investment* | *11.44 %* | *11.20 %* | *10.48 %* |
| *Total Reserves against Total Outstanding* | *9.40 %* | *8.80 %* | *8.50 %* |

| $ in thousands | 4Q 2025 | 3Q 2025 | 2Q 2025 |
|---|---|---|---|
| Interest Income | $151,378 | $145,836 | $136,144 |
| Interest Expense | 44,348 | 43,021 | 41,600 |
| Provision for Loan Losses | 74,988 | 93,226 | 50,850 |
| **Net Interest Income After Provision for Loan** | **32,042** | **9,589** | **43,694** |
| Gains on Loan Sales and Origination Fees | 147,698 | 187,739 | 113,601 |
| Other Income | 6,407 | 37,736 | 20,392 |
| **Total Net Revenues** | **186,147** | **235,064** | **177,687** |
| *Gross Revenues* | *305,483* | *371,311* | *270,137* |
| Salary and Benefits | 63,991 | 68,181 | 57,882 |
| Marketing Expenses | 24,663 | 19,159 | 17,518 |
| Portfolio Expenses | 11,585 | 12,033 | 12,075 |
| Other Expenses | 34,758 | 42,330 | 38,788 |
| **Total Operating Expenses** | **134,997** | **141,703** | **126,263** |
| ***Net Earnings*** | ***51,150*** | ***93,361*** | ***51,424*** |
| ***Profitability Statistics:*** | | | |
| *Earnings to Gross Revenue* | *16.74 %* | *25.14 %* | *19.04 %* |
| *Portfolio Mgmt Exp to Gross Revenues* | *42.86 %* | *39.93 %* | *38.69 %* |
| *Operating Expenses to Gross Revenue* | *40.40 %* | *34.92 %* | *42.27 %* |

*Source: BHG Internal Data, unaudited.*

48

49 ($ in thousands) 4Q25 3Q25 4Q24 2025 2024 Net income available to common shareholders $165,983 $169,338 $147,461 $626,673 $459,864 Subtract/add: Investment securities (gains) losses, net 4,099 — (249) 16,611 71,854 ORE expense 346 146 58 687 220 FDIC special assessment (7,500) — — (7,500) 7,250 Recognition of mortgage servicing asset — — — — (11,812) Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives — — — — 28,400 Merger-related expense(1) 13,939 7,727 — 21,666 — Tax effect of adjustments(2) (2,721) (1,968) 48 (7,866) (23,978) Adjusted net income available to common shareholders $174,146 $175,243 $147,318 $650,271 $531,798 Weighted average common shares outstanding, diluted 77,746 77,310 77,385 77,689 77,131 Net income per common share, diluted $2.13 $2.19 $1.91 $8.07 $5.96 Adjusted net income per common share, diluted $2.24 $2.27 $1.90 $8.37 $6.89 Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 25% for 4Q25, 3Q25, 4Q24, 2025 and 2024 Non-GAAP Financial Measures

# Non-GAAP Financial Measures, Continued

| ($ in thousands) | 4Q25 | 3Q25 | 4Q24 | 2025 | 2024 |
|---|---|---|---|---|---|
| Net interest income | $407,435 | $396,865 | $363,790 | $1,548,261 | $1,365,590 |
| Total non-interest revenue | 134,769 | 147,938 | 111,545 | 506,590 | 371,178 |
| Total non-interest expense | 302,656 | 303,139 | 261,897 | 1,167,728 | 1,034,970 |
| Pre-provision net revenue (PPNR) | $239,548 | $241,664 | $213,438 | $887,123 | $701,798 |
| Net interest income | $407,435 | $396,865 | $363,790 | $1,548,261 | $1,365,590 |
| Taxable equivalent adjustment | 17,154 | 15,221 | 12,055 | 58,706 | 47,680 |
| TE net interest income | 424,589 | 412,086 | 375,845 | 1,606,967 | 1,413,270 |
| Total non-interest revenue | 134,769 | 147,938 | 111,545 | 506,590 | 371,178 |
| Total TE revenue | 559,358 | 560,024 | 487,390 | 2,113,557 | 1,784,448 |
| Subtract: Investment securities (gains) losses, net | 4,099 | — | (249) | 16,611 | 71,854 |
| Recognition of mortgage servicing asset | — | — | — | — | (11,812) |
| **Adjusted total revenue (TE)** | **$563,457** | **$560,024** | **$487,141** | **$2,130,168** | **$1,844,490** |
| Total non-interest expense | $302,656 | $303,139 | $261,897 | $1,167,728 | $1,034,970 |
| Subtract: ORE expense | 346 | 146 | 58 | 687 | 220 |
| FDIC special assessment | (7,500) | — | — | (7,500) | 7,250 |
| Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives | — | — | — | — | 28,400 |
| Merger-related expense | 13,939 | 7,727 | — | 21,666 | — |
| Adjusted non-interest expense | $295,871 | $295,266 | $261,839 | $1,152,875 | $999,100 |
| Adjusted revenue (TE) | $563,457 | $560,024 | $487,141 | $2,130,168 | $1,844,490 |
| Adjusted non-interest expense | 295,871 | 295,266 | 261,839 | 1,152,875 | 999,100 |
| **Adjusted PPNR** | **$267,586** | **$264,758** | **$225,302** | **$977,293** | **$845,390** |

*Amounts may not total due to rounding.*

50

51 ($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 Net income $165,983 $169,338 $154,742 $136,610 $147,461 Investment securities (gains) losses, net 4,099 — — 12,512 (249) ORE expense 346 146 137 58 58 FDIC special assessment (7,500) — — — — Merger-related expense (1) 13,939 7,727 — — — Tax effect of adjustments(2) (2,721) (1,968) (34) (3,143) 48 Adjusted net income $174,146 $175,243 $154,844 $146,037 $147,318 Net income annualized $658,520 $671,830 $620,668 $554,029 $586,638 Adjusted net income annualized $690,905 $695,258 $621,078 $592,261 $586,069 Total average assets $56,705,549 $55,213,879 $53,824,500 $52,525,831 $51,166,643 Return on average assets (annualized) 1.16% 1.22% 1.15% 1.05% 1.15% Adjusted return on average assets (annualized) 1.22% 1.26% 1.15% 1.13% 1.15% Non-GAAP Financial Measures, Continued Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 25% for 4Q25, 3Q25,4Q24, 2025 and 2024

52 Non-GAAP Financial Measures, Continued ($ in thousands) 2025 2024 Net income $626,673 $459,864 Subtract/add: Investment securities (gains) losses, net 16,611 71,854 ORE expense 687 220 FDIC special assessment (7,500) 7,250 Recognition of mortgage servicing asset — (11,812) Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives — 28,400 Merger-related expense(1) 21,666 — Tax effect of adjustments(2) (7,866) (23,978) Adjusted net income $650,271 $531,798 Total average assets $54,580,662 $49,446,853 Return on average assets 1.15% 0.93% Adjusted return on average assets 1.19% 1.08% Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 25% for 4Q25, 3Q25,4Q24, 2025 and 2024

# Non-GAAP Financial Measures, Continued

| ($ in thousands) | 4Q25 | 3Q25 | 2Q25 | 1Q25 | 4Q24 |
|---|---|---|---|---|---|
| Net income available to common shareholders | $165,983 | $169,338 | $154,742 | $136,610 | $147,461 |
| Investment securities (gains) losses, net | 4,099 | — | — | 12,512 | (249) |
| ORE expense | 346 | 146 | 137 | 58 | 58 |
| FDIC special assessment | (7,500) | — | — | — | — |
| Merger-related expense[1] | 13,939 | 7,727 | — | — | — |
| Tax effect of adjustments[2] | (2,721) | (1,968) | (34) | (3,143) | 48 |
| Adjusted net income available to common shareholders | $174,146 | $175,243 | $154,844 | $146,037 | $147,318 |
| Adjusted net income available to common shareholders annualized | $690,905 | $695,258 | $621,078 | $592,261 | $586,069 |
| Total average shareholders' equity less preferred stock | $6,749,871 | $6,504,443 | $6,384,536 | $6,298,778 | $6,188,741 |
| Average goodwill | 1,848,904 | 1,848,904 | 1,849,255 | 1,849,260 | 1,846,998 |
| Average other intangible assets, net | 23,554 | 18,985 | 20,150 | 20,905 | 23,054 |
| Total average tangible shareholders' equity less preferred stock | $4,877,413 | $4,636,554 | $4,515,131 | $4,428,613 | $4,318,689 |
| Return on average common equity (annualized) | 9.76% | 10.33% | 9.72% | 8.80% | 9.48% |
| Adjusted return on average common equity (annualized) | 10.24% | 10.69% | 9.73% | 9.40% | 9.47% |
| **Return on average tangible common equity (annualized)** | **13.50%** | **14.49%** | **13.75%** | **12.51%** | **13.58%** |
| **Adjusted return on average tangible common equity (annualized)** | **14.17%** | **15.00%** | **13.76%** | **13.37%** | **13.57%** |

*Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 25% for 4Q25, 3Q25,4Q24, 2025 and 2024*

53

54 Non-GAAP Financial Measures, Continued ($ in thousands) 2025 2024 Net income available to common shareholders $626,673 $459,864 Investment securities (gains) losses, net 16,611 71,854 ORE expense 687 220 FDIC special assessment (7,500) 7,250 Recognition of mortgage servicing asset — (11,812) Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives — 28,400 Merger-related expense(1) 21,666 — Tax effect of adjustments(2) (7,866) (23,978) Adjusted net income available to common shareholders $650,271 $531,798 Total average shareholders' equity less preferred stock $6,485,698 $6,006,718 Average goodwill 1,849,079 1,846,979 Average other intangible assets, net 20,901 24,744 Total average tangible shareholders' equity less preferred stock $4,615,718 $4,134,995 Return on average common equity 9.66% 7.66% Adjusted return on average common equity 10.03% 8.85% Return on average tangible common equity 13.58% 11.12% Adjusted return on average tangible common equity 14.09% 12.86% Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 25% for 4Q25, 3Q25,4Q24, 2025 and 2024

55Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued ($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 2025 2024 Total non-interest revenue $134,769 $147,938 $125,457 $98,426 $111,545 $506,590 $371,178 Investment securities (gains) losses, net 4,099 — — 12,512 (249) 16,611 71,854 Mortgage servicing asset — — — — — — (11,812) Adjusted non-interest revenue $138,868 $147,938 $125,457 $110,938 $111,296 $523,201 $431,220

56Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued ($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 Total non-interest expense $302,656 $303,139 $286,446 $275,487 $261,897 ORE expense 346 146 137 58 58 FDIC special assessment (7,500) — — — — Merger-related expense 13,939 7,727 — — — Adjusted non-interest expense $295,871 $295,266 $286,309 $275,429 $261,839 Adjusted non-interest expense $295,871 $295,266 $286,309 $275,429 $261,839 Net interest income $407,435 $396,865 $379,533 $364,428 $363,790 Taxable equivalent (TE) adjustment 17,154 15,221 13,815 12,516 12,055 Total non-interest revenue 134,769 147,938 125,457 98,426 111,545 Total TE revenue $559,358 $560,024 $518,805 $475,370 $487,390 Investment securities (gains) losses, net 4,099 — — 12,512 (249) Adjusted total revenue (TE) $563,457 $560,024 $518,805 $487,882 $487,141 Efficiency ratio-(TE) 54.11% 54.13% 55.21% 57.95% 53.73% Adjusted tangible efficiency ratio 52.51% 52.72% 55.19% 56.45% 53.75%

57Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued ($ in thousands) 2025 2024 Total non-interest revenue $506,590 $371,178 Investment securities (gains) losses, net 16,611 71,854 Recognition of mortgage servicing asset — (11,812) Adjusted non-interest revenue $523,201 $431,220 Total non-interest expense $1,167,728 $1,034,970 ORE expense 687 220 FDIC special assessment (7,500) 7,250 Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives — 28,400 Merger-related expense 21,666 — Adjusted non-interest expense $1,152,875 $999,100 Adjusted non-interest expense $1,152,875 $999,100 Net interest income 1,548,261 1,365,590 Taxable equivalent (TE) adjustment 58,706 47,680 Total non-interest revenue 506,590 371,178 Total TE revenue $2,113,557 $1,784,448 Investment securities (gains) losses, net 16,611 71,854 Recognition of mortgage servicing asset — (11,812) Adjusted total revenue (TE) $2,130,168 $1,844,490 Efficiency ratio-(TE) 55.25% 58.00% Adjusted tangible efficiency ratio 54.12% 54.17%

58Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued ($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 Total assets $57,706,053 $55,963,549 $54,801,451 $54,254,804 $52,589,449 Goodwill 1,848,904 1,848,904 1,848,904 1,849,260 1,849,260 Other intangible assets, net 29,715 18,108 19,506 20,007 21,423 Tangible assets $55,827,434 $54,096,537 $52,933,041 $52,385,537 $50,718,766 Total shareholders’ equity $7,043,715 $6,856,192 $6,637,237 $6,543,142 $6,431,881 Goodwill 1,848,904 1,848,904 1,848,904 1,849,260 1,849,260 Other intangible assets, net 29,715 18,108 19,506 20,007 21,423 Preferred Stock 217,126 217,126 217,126 217,126 217,126 Tangible common equity $4,947,970 $4,772,054 $4,551,701 $4,456,749 $4,344,072 Total shareholders’ equity to total assets ratio 12.21% 12.25% 12.11% 12.06% 12.23% Tangible common equity ratio 8.86% 8.82% 8.60% 8.51% 8.57% Tangible common equity $4,947,970 $4,772,054 $4,551,701 $4,456,749 $4,344,072 Common shares outstanding 77,662 77,558 77,548 77,554 77,242 Book value per common share $87.90 $85.60 $82.79 $81.57 $80.46 Tangible book value per common share $63.71 $61.53 $58.70 $57.47 $56.24

59 Reconciliation of Non-GAAP Financial Measures

Synovus Standalone Fourth Quarter 2025 Supplemental Information

61 Credit Quality & Capital Non-Interest Revenue Non-Interest Expense Synovus' Fourth Quarter 2025 Highlights Net Interest Income • Strong 4Q25 loan growth was primarily attributable to corporate and investment banking, specialty lending verticals and middle market credits • Core deposit(1) growth was supported by public funds and middle market account seasonality • NIM expansion was supported by various factors including continued fixed-rate asset repricing and the funding benefits of core deposit growth • QoQ broad-based growth in wealth, core banking and capital markets supported non-interest revenue growth • $14 million incremental taxes and penalty assessed on $220 million BOLI surrender; +$4 million revenue equals ~3.5 year payback period • QoQ non-interest expense growth was impacted by an increase in incentives and charitable donations which more than offset a FDIC special assessment reversal • NCOs were in line with expectations • ~25% of 4Q25 NCOs were from a $7.4 million aged HELOC portfolio, which includes a sale and charge- off • The majority of the NPL increase was due to a $38.6 million C&I credit • Capital levels continued to build in anticipation of the closing of the merger; CET1 Ratio(2) finished at all- time high of 11.28% (1) Excludes brokered; (2) 4Q25 capital ratios are preliminary

62 Credit Quality Amounts may not total due to rounding; (1) Annualized. 174% 185% 200% 249% 207% ACL to NPLs: Allowance for Credit Losses ($ in millions) $539 $529 $514 $520 $529 4Q24 1Q25 2Q25 3Q25 4Q25 Allowance for Credit Losses RatioAllowance for Credit Losses 1.27% 1.24% 1.18% 1.19% 1.19% $28 $21 $18 $15 $24 4Q24 1Q25 2Q25 3Q25 4Q25 Net Charge-Offs ($ in millions) 4.0% 3.8% 3.6% 3.4% 3.0% 4Q24 1Q25 2Q25 3Q25 4Q25 NPA and Criticized & Classified Loan Ratios Net Charge-Off Ratio(1)Net Charge-OffsNPAs/Loans+REO % Criticized & Classified Loans as a % of Total Loans 0.26% 0.20% 0.17% 0.14%0.73% 0.67% 0.59% 0.53% 0.22%0.62% • ~25% of 4Q25 NCOs were from a $7.4 million aged HELOC portfolio, which includes a sale and charge-off • Linked quarter NPL increase primarily due to one C&I credit totaling $38.6 million Highlights

63 Risk Distribution ($ in millions) Amounts may not total due to rounding. $1,086 $1,333 $1,484 $1,527 $1,634 $1,590 $1,693 $1,683 $1,610 $1,566 $1,481 $1,341 2.5% 3.0% 3.4% 3.5% 3.8% 3.7% 3.9% 4.0% 3.8% 3.6% 3.4% 3.0% Criticized and Classified Loans % of Total Loans 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Portfolio Risk DistributionCriticized & Classified Loans Composition Change Risk Category 4Q25 3Q25 4Q25 vs. 3Q25 Passing Grades $43,284 $42,272 $1,013 Special Mention 521 650 (129) Substandard Accruing 564 622 (58) Non-Performing Loans 256 209 47 Total Loans $44,626 $43,753 $872

64 Amounts may not total due to rounding. (1) Other factors include the addition to the ACL associated with the cessation of a third-party lending relationships and decline in that portfolio as well as the impact of dispositions, etc; (2) Upside refers to November 2025 "S1" Upside 10th Percentile scenario; (3) Downside refers to Moody's November 2025 "S3" Downside 10th Percentile scenario; (4) Slow Growth refers to Moody's November 2025 "S5" Slow Growth; (5) Corresponds to Moody's November 2025 Scenarios ACL/Loans: Economic Scenario Assumptions and Weightings 1.19% 1.19% $529 $520 $(15) $7 $5 $13 $(1) 3Q25 Economic Conditions Other Qualitatives Performance Net Growth Other 4Q25(1) 4Q25 Change from 2026(5) 2027(5) Scenario Model Weighting Previous Quarter GDP Unemployment GDP Unemployment Consensus Baseline 55% 5% 1.8% 4.4% 2.0% 4.3% Upside(2) 10% (5)% 3.3% 3.8% 2.6% 3.9% Downside(3) 5% —% (1.2)% 7.4% 0.2% 8.1% Slow Growth(4) 30% —% 1.4% 5.3% 1.1% 5.6% Weighted Average 1.7% 4.8% 1.7% 4.8% Allowance for Credit Losses ($ in millions)

SYNOVUS

# Loan Portfolio by Category

## Highly Diverse Loan Mix



Market Based C&I
25%
Industry-Focused C&I
24%
Other C&I
5%
Multi-Family
9%
Other CRE
6%
Hotel
4%
Office
4%
Retail
3%
Residential C&D & Land
1%
Consumer Real Estate
16%
Consumer Non-Real Estate
3%

**C&I Portfolio $24.3 billion**

- Industry Focused C&I[1] is well-diversified among multiple lines of business
- C&I industry mix aligned with economic and demographic drivers
- SNCs total $5.8 billion, ~$595 million of which is agented by SNV

**CRE Portfolio $12.1 billion**

- 93% are income-producing properties
- Diversity among property types and geographies

**Consumer Portfolio $8.2 billion**

- Weighted average credit score of 796 and 785 for Home Equity and Mortgage, respectively
- Weighted average LTV of 71% and 68% for Home Equity and Mortgage, respectively[2]

| 4Q25 Portfolio Characteristics | C&I | CRE | Consumer |
|---|---|---|---|
| NPL Ratio | 0.62% | 0.32% | 0.80% |
| QTD Net Charge-off Ratio (annualized) | 0.12% | 0.18% | 0.54% |
| 30+ Days Past Due Ratio | 0.10% | 0.02% | 0.42% |
| 90+ Days Past Due Ratio | 0.01% | 0.00% | 0.02% |

*Amounts may not total due to rounding; (1) Industry Focused C&I is primarily comprised of our seniors housing portfolio, national accounts, structured lending (primarily lender finance) and insurance premium finance; (2) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the sum of the 12/31/2025 commitment amount and any existing senior lien*

65

SYNOVUS

# C&I Loan Portfolio

## Diverse Industry Exposure
## 4Q25 Total C&I Portfolio $24.3 billion


Finance/Insurance 23.9%
Senior Housing(1) 12.9%
Accom. & Food Svcs. 7.1%
Lessors of R/E(1) 6.4%
Health Care 5.9%
Manufacturing 5.4%
Wholesale Trade 5.1%
Retail Trade 4.3%
Construction 4.1%
Other Services 3.8%
Prof., Scientific, Tech. Svcs. 3.6%
Transport/Warehousing 3.3%
R/E Leasing(1) 3.1%
All Other 3.1%
Arts, Entertainment, & Rec. 2.2%
Public Administration 2.0%
Educational Svcs. 1.9%
Ag, Forestry, Fishing 1.0%
Admin., Support, Waste Mgmt. .8%

- **Approximately 95% of the C&I Portfolio is Collateralized**


Owner-Occupied CRE
Inventory/Receivables
Insurance Premium Finance
Lender Finance
Other Collateral
Unsecured
37%
24%
7%
13%
15%
5%

- **Wholesale Bank** (includes Market Based and Industry Focused Lines) represents 70% of C&I balances
- **Finance/Insurance** predominantly represented by secured lender finance portfolio
  - 0.00% NPL Ratio
  - 0.00% Net Charge-Off Ratio (annualized)
  - 0.09% 30+ Day Past Due Ratio

| Credit Indicator | 4Q25 |
|---|---|
| NPL Ratio | 0.62% |
| Net Charge-off Ratio (annualized) | 0.12% |
| 30+ Days Past Due Ratio | 0.10% |
| 90+ Days Past Due Ratio | 0.01% |

*Amounts may not total due to rounding; (1) These segments are not two-digit NAICS industry divisions; Seniors Housing is a subset of NAICS 62 Health Care and Social Assistance, and lessors of R/E and R/E leasing together comprise NAICS 53 Real Estate, Rental, and Leasing*

66

SYNOVUS

# Commercial Real Estate Loan Portfolio

## Composition of 4Q25 CRE Portfolio
## Total Portfolio $12.1 billion



Multi-Family 31.6%
Hotels 16.0%
Office Building 13.5%
Other Investment Properties 12.0%
Shopping Center 12.3%
Warehouses 7.9%
1-4 Family Perm/Mini-Perm 2.7%
Land Acquisition & Dev. 2.3%
1-4 Family Construction 1.8%

**Investment Properties portfolio represent 93% of total CRE portfolio**

- The portfolio is well diversified among property types

**CRE Credit Quality**

- 0.32% NPL Ratio
- 0.18% Net Charge-Off Ratio (annualized)
- 0.02% 30+ Day Past Due Ratio
- 0.00% 90+ Day Past Due Ratio

| | Investment Properties | | | | | | Land, Development and Residential Properties | |
|---|---|---|---|---|---|---|---|---|
| Portfolio Characteristics (as of December 31, 2025) | Office Building | Multi-family | Shopping Centers | Hotels | Other Investment Properties | Warehouse | Residential Properties[1] | Development & Land |
| Balance (in millions) | $1,627 | $3,827 | $1,483 | $1,933 | $1,448 | $961 | $542 | $275 |
| Weighted Average LTV[2][3] | 56% | 53% | 55% | 52% | 52% | 52% | NA | NA |
| NPL Ratio | 2.06% | 0.00% | 0.10% | 0.00% | 0.03% | 0.01% | 0.51% | 0.07% |
| Net Charge-off Ratio (annualized) | 1.06% | 0.00% | 0.00% | 0.00% | 0.11% | 0.00% | 0.12% | 0.74% |
| 30+ Days Past Due Ratio | 0.03% | 0.01% | 0.00% | 0.00% | 0.02% | 0.00% | 0.21% | 0.19% |
| 90+ Days Past Due Ratio | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% |

*Amounts may not total due to rounding; (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes); (2) LTV calculated by dividing most recent appraisal (typically at origination) on non-construction component of portfolio by the 12/31/25 commitment amount and any senior lien; (3) Methodology for calculated LTV differs from LTV's noted on other CRE slides*

67

68 Credit Indicator 4Q25 NPL Ratio 0.80% Net Charge-off Ratio (annualized) 0.54% 30+ Days Past Due Ratio 0.42% 90+ Days Past Due Ratio 0.02% Total Consumer Portfolio $8.2 billion Credit Indicator Home Equity Mortgage Weighted Average Credit Score of 4Q25 Originations 797 768 Weighted Average Credit Score of Total Portfolio 796 785 Weighted Average LTV(1) 71% 68% Weighted Average DTI(2) 35% 32% Utilization Rate 40% N/A Amounts may not total due to rounding; (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the sum of the 12/31/2025 commitment amount and any existing senior lien; (2) Weighted Average DTI of 4Q25 originations Consumer Credit Quality Consumer Loan Portfolio • 86% of Consumer portfolio is backed by residential real estate • Other Consumer includes secured and unsecured products • Average consumer card utilization rate is 23% • Third-party HFI portfolio $614 million 63.3% 22.4% 7.5% 4.6% 2.3% Consumer Mortgage Home Equity Third-Party HFI Other Consumer Credit Card

69 ($ in millions; rates annualized) December 2025 4Q25 3Q25 Avg. Rate Avg. Balance Avg. Rate Avg. Balance Avg. Rate Non-interest-bearing N/A $11,420 N/A $11,341 N/A Interest-bearing non-maturity (NMD) 2.13% $27,113 2.20% $26,609 2.43% Time 3.37% $7,566 3.37% $7,148 3.39% Brokered 3.94% $5,071 4.11% $5,059 4.49% Total interest-bearing 2.59% $39,750 2.66% $38,816 2.88% Total deposits 2.02% $51,170 2.07% $50,157 2.23% Total Average Deposit Costs

70 4Q25 3Q25 2Q25 1Q25 4Q24 Financial Performance Diluted EPS $1.22 $1.33 $1.48 $1.30 $1.25 Net interest margin(1) 3.45% 3.41% 3.37% 3.35% 3.28% Efficiency ratio-TE 55.38 56.51 53.03 53.81 53.15 Adjusted tangible efficiency ratio(2) 51.29 51.83 52.31 53.26 52.69 ROAA(1) 1.18 1.30 1.46 1.32 1.25 Adjusted ROAA(1)(2) 1.39 1.42 1.46 1.32 1.25 ROCE(1) 12.62 14.36 16.71 15.48 14.75 ROTCE(1)(2) 14.09 16.11 18.81 17.52 16.72 Adjusted ROTCE(1)(2) 16.66 17.69 18.82 17.58 16.67 Balance Sheet QoQ Growth Total loans 2% 0% 2% 0% (1)% Total deposits 3% 0% (2)% 0% 2% Credit Quality NPA ratio 0.62% 0.53% 0.59% 0.67% 0.73% NCO ratio(1) 0.22 0.14 0.17 0.20 0.26 Capital Common shares outstanding(3) 138,894 138,813 138,782 139,214 141,166 Common Equity Tier 1 capital ratio 11.28% 11.22% 10.96% 10.77% 10.84% Tier 1 ratio 12.36% 12.33% 12.06% 11.89% 11.96% Leverage ratio 10.12% 10.02% 9.86% 9.56% 9.55% Tangible common equity ratio(2) 8.14 7.96 7.55 7.26 7.02 (1) Annualized; (2) Non-GAAP financial measure; see applicable reconciliation; (3) In thousands; (4) Preliminary (4) Quarterly Highlights Trend (4) (4)

71 ($ in thousands) 4Q25 3Q25 4Q24 2025 2024 Net income available to common shareholders $171,054 $185,590 $178,848 $746,655 $439,557 Restructuring charges (reversals) (338) (747) 37 (2,305) 2,121 Valuation adjustment on GLOBALT earnout (719) — (719) (719) (719) Valuation adjustment to Visa derivative 2,940 2,911 — 8,051 8,700 (Gain) loss on early extinguishment of debt 1,344 — — 1,344 — Investment securities (gains) losses, net 1,038 (1,742) — (704) 256,660 Merger-related expense(1) 18,504 23,757 — 42,261 — Tax on surrender of bank-owned life insurance policies 14,227 — — 14,227 — Tax effect of adjustments(2) (5,499) (5,839) 165 (11,575) (64,423) Adjusted net income available to common shareholders $202,551 $203,930 $178,331 $797,235 $641,896 Weighted average common shares outstanding, diluted 139,733 139,612 142,694 140,149 144,998 Net income per common share, diluted $1.22 $1.33 $1.25 $5.33 $3.03 Adjusted net income per common share, diluted $1.45 $1.46 $1.25 $5.69 $4.43 Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 24.2% for 4Q24, 3Q25,4Q24, 2025 and 2024 Non-GAAP Financial Measures

# Non-GAAP Financial Measures, Continued

SYNOVUS

| ($ in thousands) | 4Q25 | 3Q25 | 4Q24 | 2025 | 2024 |
|---|---|---|---|---|---|
| Net interest income | $484,577 | $474,695 | $454,993 | $1,873,217 | $1,749,577 |
| Total non-interest revenue | 145,094 | 140,697 | 125,587 | 536,392 | 239,604 |
| Total non-interest expense | (349,594) | (348,729) | (309,311) | (1,322,058) | (1,247,543) |
| Pre-provision net revenue (PPNR) | $280,077 | $266,663 | $271,269 | $1,087,551 | $741,638 |
| Net interest income | $484,577 | $474,695 | $454,993 | $1,873,217 | $1,749,577 |
| Taxable equivalent adjustment | 1,632 | 1,736 | 1,430 | 6,607 | 5,485 |
| TE net interest income | 486,209 | 476,431 | 456,423 | 1,879,824 | 1,755,062 |
| Total non-interest revenue | 145,094 | 140,697 | 125,587 | 536,392 | 239,604 |
| Total TE revenue | 631,303 | 617,128 | 582,010 | 2,416,216 | 1,994,666 |
| Valuation adjustment on Globalt earnout | (719) | – | (719) | (719) | (719) |
| Investment securities (gains) losses, net | 1,038 | (1,742) | – | (704) | 256,660 |
| Fair value adjustment on non-qualified deferred compensation | (1,163) | (2,592) | (237) | (6,214) | (5,159) |
| **Adjusted total revenue (TE)** | **$630,459** | **$612,794** | **$581,054** | **$2,408,579** | **$2,245,448** |
| Total non-interest expense | $349,594 | $348,729 | $309,311 | $1,322,058 | $1,247,543 |
| Restructuring (charges) reversals | 338 | 747 | (37) | 2,305 | (2,121) |
| Gain (loss) on early extinguishment of debt | (1,344) | – | – | (1,344) | – |
| Fair value adjustment on non-qualified deferred compensation | (1,163) | (2,592) | (237) | (6,214) | (5,159) |
| Merger-related expense | (18,504) | (23,757) | – | (42,261) | – |
| Valuation adjustment to Visa derivative | (2,940) | (2,911) | – | (8,051) | (8,700) |
| Adjusted non-interest expense | $325,981 | $320,216 | $309,037 | $1,266,493 | $1,231,563 |
| Adjusted revenue (TE) | $630,459 | $612,794 | $581,054 | $2,408,579 | $2,245,448 |
| Adjusted non-interest expense | (325,981) | (320,216) | (309,037) | (1,266,493) | (1,231,563) |
| **Adjusted PPNR** | **$304,478** | **$292,578** | **$272,017** | **$1,142,086** | **$1,013,885** |

*Amounts may not total due to rounding.*

72

# Non-GAAP Financial Measures, Continued

SYNOVUS

| ($ in thousands) | 4Q25 | 3Q25 | 2Q25 | 1Q25 | 4Q24 |
|---|---|---|---|---|---|
| Net income | $181,696 | $196,505 | $217,119 | $194,872 | $189,377 |
| Restructuring charges (reversals) | (338) | (747) | 72 | (1,292) | 37 |
| Valuation adjustment on GLOBALT earnout | (719) | – | – | – | (719) |
| Valuation adjustment to Visa derivative | 2,940 | 2,911 | – | 2,200 | – |
| (Gain) loss on early extinguishment of debt | 1,344 | – | – | – | – |
| Investment securities (gains) losses, net | 1,038 | (1,742) | – | – | – |
| Merger-related expense[1] | 18,504 | 23,757 | – | – | – |
| Tax on surrender of bank-owned life insurance policies | 14,227 | – | – | – | – |
| Tax effect of adjustments[2] | (5,499) | (5,839) | (17) | (219) | 165 |
| Adjusted net income | $213,193 | $214,845 | $217,174 | $195,561 | $188,860 |
| Net income annualized | $720,859 | $779,612 | $870,862 | $790,314 | $753,391 |
| Adjusted net income annualized | $845,820 | $852,374 | $871,083 | $793,109 | $751,334 |
| Total average assets | $60,839,497 | $60,085,552 | $59,577,113 | $59,876,546 | $60,174,616 |
| Return on average assets (annualized) | 1.18% | 1.30% | 1.46% | 1.32% | 1.25% |
| **Adjusted return on average assets (annualized)** | **1.39%** | **1.42%** | **1.46%** | **1.32%** | **1.25%** |

*Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 24.2% for 4Q25, 3Q25, 2Q25, 1Q25, and 4Q24*

73

74 ($ in thousands) 2025 2024 Net income $790,192 $479,451 Restructuring charges (reversals) (2,305) 2,121 Valuation adjustment to Visa derivative 8,051 8,700 Valuation adjustment on GLOBALT earnout (719) (719) Loss (gain) on early extinguishment of debt 1,344 — Investment securities losses (gains), net (704) 256,660 Merger-related expense(1) 42,261 — Tax on surrender of bank-owned life insurance policies 14,227 — Tax effect of adjustments(2) (11,575) (64,423) Adjusted net income $840,772 $681,790 Total average assets $60,097,290 $59,408,317 Return on average assets 1.31% 0.81% Adjusted return on average assets 1.40% 1.15% Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 24.2% for 2025 and 2024 Non-GAAP Financial Measures, Continued

SYNOVUS

# Non-GAAP Financial Measures, Continued

| ($ in thousands) | 4Q25 | 3Q25 | 2Q25 | 1Q25 | 4Q24 |
|---|---|---|---|---|---|
| Net income available to common shareholders | $171,054 | $185,590 | $206,320 | $183,691 | $178,848 |
| Restructuring charges (reversals) | (338) | (747) | 72 | (1,292) | 37 |
| Valuation adjustment on GLOBALT earnout | (719) | – | – | – | (719) |
| Loss (gain) on early extinguishment of debt | 1,344 | – | – | – | – |
| Valuation adjustment to Visa derivative | 2,940 | 2,911 | – | 2,200 | – |
| Investment securities losses (gains), net | 1,038 | (1,742) | – | – | – |
| Merger-related expense[1] | 18,504 | 23,757 | – | – | – |
| Tax on surrender of bank-owned life insurance policies | 14,227 | – | – | – | – |
| Tax effect of adjustments[2] | (5,499) | (5,839) | (17) | (219) | 165 |
| Adjusted net income available to common shareholders | $202,551 | $203,930 | $206,375 | $184,380 | $178,331 |
| Adjusted net income available to common shareholders annualized | $803,599 | $809,070 | $827,768 | $747,763 | $709,447 |
| Amortization of intangibles, tax effected, annualized | 7,905 | 7,907 | 7,993 | 8,082 | 8,715 |
| Adjusted net income available to common shareholders excluding amortization of intangibles annualized | $811,504 | $816,977 | $835,761 | $755,845 | $718,162 |
| Net income available to common shareholders annualized | $678,638 | $736,308 | $827,547 | $744,969 | $711,504 |
| Amortization of intangibles, tax effected, annualized | 7,905 | 7,907 | 7,993 | 8,082 | 8,715 |
| Net income available to common shareholders excluding amortization of intangibles annualized | $686,543 | $744,215 | $835,540 | $753,051 | $720,219 |
| Total average Synovus Financial Corp. shareholders' equity less preferred stock | $5,377,147 | $5,127,084 | $4,952,297 | $4,812,279 | $4,824,003 |
| Average goodwill | (480,440) | (480,440) | (480,440) | (480,440) | (480,440) |
| Average other intangible assets, net | (25,211) | (27,665) | (30,398) | (32,966) | (35,869) |
| Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock | $4,871,496 | $4,618,979 | $4,441,459 | $4,298,873 | $4,307,694 |
| Return on average common equity (annualized) | 12.62% | 14.36% | 16.71% | 15.48% | 14.75% |
| Adjusted return on average common equity (annualized) | 14.94% | 15.78% | 16.71% | 15.54% | 14.71% |
| **Return on average tangible common equity (annualized)** | **14.09%** | **16.11%** | **18.81%** | **17.52%** | **16.72%** |
| **Adjusted return on average tangible common equity (annualized)** | **16.66%** | **17.69%** | **18.82%** | **17.58%** | **16.67%** |

*Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 24.2% for 4Q25, 3Q25, 2Q25, 1Q25, and 4Q24*

75

76 ($ in thousands) 2025 2024 Net income available to common shareholders $746,655 $439,557 Restructuring charges (reversals) (2,305) 2,121 Valuation adjustment to Visa derivative 8,051 8,700 Valuation adjustment on GLOBALT earnout (719) (719) Loss (gain) on early extinguishment of debt 1,344 — Investment securities losses (gains), net (704) 256,660 Merger-related expense(1) 42,261 — Tax on surrender of bank-owned life insurance policies 14,227 — Tax effect of adjustments(2) (11,575) (64,423) Adjusted net income available to common shareholders $797,235 $641,896 Amortization of intangibles, tax effected $7,971 $8,806 Adjusted net income available to common shareholders excluding amortization of intangibles $805,206 $650,702 Net income available to common shareholders 746,655 439,557 Amortization of intangibles, tax effected 7,971 $8,806 Net income available to common shareholders excluding amortization of intangibles $754,626 $448,363 Total average Synovus Financial Corp. shareholders' equity less preferred stock $5,068,914 $4,629,343 Average goodwill (480,440) (480,555) Average other intangible assets, net (29,035) (40,161) Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock $4,559,439 $4,108,627 Return on average common equity 14.73% 9.50% Adjusted return on average common equity 15.73% 13.87% Return on average tangible common equity 16.55% 10.91% Adjusted return on average tangible common equity 17.66% 15.84% Amounts may not total due to rounding; (1) As of the balance sheet date, a determination had not been made regarding whether certain merger-related costs will be tax deductible or not; therefore, merger-related expense has been tax effected; (2) Assumed marginal tax rate of 24.2% for 2025 and 2024 Non-GAAP Financial Measures, Continued

# Non-GAAP Financial Measures, Continued

SYNOVUS

| ($ in thousands) | 4Q25 | 3Q25 | 2Q25 | 1Q25 | 4Q24 |
|---|---|---|---|---|---|
| Total non-interest revenue | $145,094 | $140,697 | $134,135 | $116,466 | $125,587 |
| Valuation adjustment on GLOBALT earnout | (719) | – | – | – | (719) |
| Investment securities (gains) losses, net | 1,038 | (1,742) | – | – | – |
| Fair value adjustment on non-qualified deferred compensation | (1,163) | (2,592) | (3,275) | 816 | (237) |
| **Adjusted non-interest revenue** | **$144,250** | **$136,363** | **$130,860** | **$117,282** | **$124,631** |
| Total non-interest expense | $349,594 | $348,729 | $315,701 | $308,034 | $309,311 |
| Restructuring (charges) reversals | 338 | 747 | (72) | 1,292 | (37) |
| Valuation adjustment to Visa derivative | (2,940) | (2,911) | – | (2,200) | – |
| (Loss) gain on early extinguishment of debt | (1,344) | – | – | – | – |
| Fair value adjustment on non-qualified deferred compensation | (1,163) | (2,592) | (3,275) | 816 | (237) |
| Merger-related expense | (18,504) | (23,757) | – | – | – |
| **Adjusted non-interest expense** | **$325,981** | **$320,216** | **$312,354** | **$307,942** | **$309,037** |
| Adjusted non-interest expense | $325,981 | $320,216 | $312,354 | $307,942 | $309,037 |
| Amortization of intangibles | (2,627) | (2,627) | (2,627) | (2,627) | (2,888) |
| Adjusted tangible non-interest expense | $323,354 | 317,589 | 309,727 | 305,315 | 306,149 |
| Net interest income | $484,577 | $474,695 | $459,561 | $454,384 | $454,993 |
| Taxable equivalent (TE) adjustment | 1,632 | 1,736 | 1,662 | 1,577 | 1,430 |
| Total non-interest revenue | 145,094 | 140,697 | 134,135 | 116,466 | 125,587 |
| Total TE revenue | $631,303 | $617,128 | $595,358 | $572,427 | $582,010 |
| Investment securities (gains) losses, net | 1,038 | (1,742) | – | – | – |
| Valuation adjustment on Globalt earnout | (719) | – | – | – | (719) |
| Fair value adjustment on non-qualified deferred compensation | (1,163) | (2,592) | (3,275) | 816 | (237) |
| Adjusted total revenue (TE) | $630,459 | $612,794 | $592,083 | $573,243 | $581,054 |
| Efficiency ratio-(TE) | 55.38% | 56.51% | 53.03% | 53.81% | 53.15% |
| **Adjusted tangible efficiency ratio** | **51.29%** | **51.83%** | **52.31%** | **53.26%** | **52.69%** |

*Amounts may not total due to rounding*

77

78 ($ in thousands) 2025 2024 Total non-interest revenue $536,392 $239,604 Valuation adjustment on GLOBALT earnout (719) (719) Investment securities losses (gains), net (704) 256,660 Fair value adjustment on non-qualified deferred compensation (6,214) (5,159) Adjusted non-interest revenue $528,755 $490,386 Total non-interest expense $1,322,058 $1,247,543 Restructuring (charges) reversals 2,305 (2,121) Valuation adjustment to Visa derivative (8,051) (8,700) (Loss) gain on early extinguishment of debt (1,344) — Fair value adjustment on non-qualified deferred compensation (6,214) (5,159) Merger-related expense (42,261) — Adjusted non-interest expense $1,266,493 $1,231,563 Adjusted non-interest expense $1,266,493 $1,231,563 Amortization of intangibles (10,510) (11,609) Adjusted tangible non-interest expense $1,255,983 $1,219,954 Net interest income 1,873,217 1,749,577 Tax equivalent adjustment 6,607 5,485 Total non-interest revenue 536,392 239,604 Total TE revenue $2,416,216 $1,994,666 Valuation adjustment on GLOBALT earnout (719) (719) Investment securities losses (gains), net (704) 256,660 Fair value adjustment on non-qualified deferred compensation (6,214) (5,159) Adjusted total revenue (TE) $2,408,579 $2,245,448 Efficiency ratio-(TE) 54.72% 62.54% Adjusted tangible efficiency ratio 52.15% 54.33% Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued

79 ($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 Total assets $61,358,837 $60,485,175 $61,056,785 $60,339,121 $60,233,644 Goodwill (480,440) (480,440) (480,440) (480,440) (480,440) Other intangible assets, net (23,809) (26,436) (29,063) (31,691) (34,318) Tangible assets $60,854,588 $59,978,299 $60,547,282 $59,826,990 $59,718,886 Total Synovus Financial Corp. shareholders’ equity $5,993,167 $5,818,737 $5,617,686 $5,390,751 $5,244,557 Goodwill (480,440) (480,440) (480,440) (480,440) (480,440) Other intangible assets, net (23,809) (26,436) (29,063) (31,691) (34,318) Preferred Stock, no par value (537,145) (537,145) (537,145) (537,145) (537,145) Tangible common equity $4,951,773 $4,774,716 $4,571,038 $4,341,475 $4,192,654 Total Synovus Financial Corp. shareholders’ equity to total assets ratio 9.77% 9.62% 9.20% 8.93% 8.71% Tangible common equity ratio 8.14% 7.96% 7.55% 7.26% 7.02% Tangible common equity $4,951,773 $4,774,716 $4,571,038 $4,341,475 $4,192,654 Common shares outstanding 138,894 138,813 138,782 139,214 141,166 Book value per common share $39.28 $38.05 $36.61 $34.86 $33.35 Tangible book value per common share $35.65 $34.40 $32.94 $31.19 $29.70 Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued